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                                                                     Exhibit 3.2


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           MICRO GENERAL CORPORATION,
                             A DELAWARE CORPORATION

        MICRO GENERAL CORPORATION, a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), does hereby certify:

        FIRST: The Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation, directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that Article Fourth of the Certificate of Incorporation is hereby amended to read in full as follows:

               The total number of shares of stock which the Corporation shall have the authority to issue is Fifty-One Million (51,000,000), consisting of Fifty Million (50,000,000) shares of common stock, par value $.05 per share (the "Common Stock"), and One Million (1,000,000) shares of preferred stock, par value $.05 per share (the "Preferred Stock").

        SECOND: That thereafter, the holders of the necessary number of shares of capital stock of the Corporation approved the foregoing amendment at a validly held stockholders meeting in accordance with the provisions of Section 211 of the Delaware General Corporation Law.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

                                   * * * * * *

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        IN WITNESS WHEREOF, MICRO GENERAL CORPORATION has caused this
Certificate of Amendment to be signed by its duly authorized Chief Executive Officer, John R. Snedegar, this ____ day of January, 2002.



                                        ----------------------------------------
                                        John R. Snedegar
                                        Chief Executive Officer

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                                STATE OF DELAWARE

                            CERTIFICATE OF CORRECTION
                                FILED TO CORRECT
                 A CERTAIN ERROR IN THE CERTIFICATE OF AMENDMENT
                       OF THE CERTIFICATE OF INCORPORATION
                                       OF
                            MICRO GENERAL CORPORATION

                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                        OF DELAWARE ON FEBRUARY 12, 2002

Micro General Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     1.   The name of the corporation is Micro General Corporation.

     2. That a Certificate of Amendment of the Certificate of Incorporation of Micro General Corporation was filed by the Secretary of State of Delaware on February 12, 2002 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracy or defect of said Certificate to be corrected is as follows: the holders of the necessary number of shares of capital stock of the Corporation gave their consent in favor of the amendment at a validly held stockholders meeting, instead of by written consent as erroneously indicated in the Certificate of Amendment.

     4.   Article SECOND of the Certificate is corrected to read as follows:

          SECOND: That thereafter, the holders of the necessary number of shares of capital stock of the Corporation approved the foregoing amendment at a validly held stockholders meeting in accordance with the provisions of Section 211 of the Delaware General Corporation Law.

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IN WITNESS WHEREOF, said Micro General Corporation has caused this Certificate to be signed by its duly authorized Senior Vice President Joseph E. Root, this 4th day of March, 2002.

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                        Name: Joseph E. Root
                                        Title: Senior Vice President

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